Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Completes Coyle Field Workovers and Updates Production Results

November 28, 2017 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”), today provided an update on the process underway to reestablish production from six Natural Gas/Natural Gas Liquid (NGL) wells in the Coyle field, located in Lincoln and Payne Counties, Oklahoma. Camber is the operator of this field, and has repaired or replaced the electric submersible pumps (ESPs), replaced tubing strings, and acidized and descaled each well as appropriate in an effort to reinstate the water, gas and NGL production. Currently, the Company is producing 2,550 barrels of formation water, 25 barrels of oil and 2,300 thousand cubic feet (MCF) of gas per day from 12 legacy wells. The wellhead gas production average is comprised of 65% NGL’s and 35% residue gas. The field-wide average British thermal unit (BTU) is 1,750.

Furthermore, Camber is evaluating the potential for additional sustained production gains by use of specific well compression and by installing ESPs in two free-flowing wells. These two wells have 1,900 BTU gas, the highest in the field. Production from the twelve wells began almost fifteen years ago, have a minimal depletion curve and an estimated remaining economic life span exceeding 10 years.

In addition to the Coyle Field, Camber has varied working interests in 54 producing Hunton wells in Lincoln County, Oklahoma. The net production to Camber’s interests are 15 barrels of oil per day (BOPD) of approximately 62 gravity oil and 2,100 MCF per day of NGL rich gas. As in the Coyle Field, the gas is comprised of 65% NGL’s and 35% residue gas. Camber is contracted with midstream operator, Kinder Morgan, to gather and process the gas on a percentage of proceeds contract. The field-wide gas has an average BTU content of approximately 1,450. Camber owns its proportionate share of the critical salt water disposal, electrical, and infrastructure required to effectuate the dewatering and depressurizing of the residual hydrocarbon zones. Camber continually evaluates the potential for offset proved undeveloped reserve (PUD) development of this long life field. Camber also has a varied working interest in 40 oil or gas wells in Glasscock County, Texas, operated by Apache Oil and Gas. These wells produce from the Cline, Wolfberry and Fusselman reservoirs. Net production to Camber is currently 25 BOPD and 65 MCF of gas per-day.

"As we recently announced, Camber is pursing existing production acquisitions (proved developing producing (PDP) + proved undeveloped reserve (PUD)) which can add to our inventory of producing wells and drillable offsets in areas like the Permian Basin and other strategic locations," commented Richard N. Azar II, Interim CEO of Camber, who continued, "We want to capitalize on situations where we can leverage our expertise and experience in the dewatering technology to accelerate value and expand operations."

About Camber Energy, Inc.

Based in San Antonio, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma in addition to anticipated project development in the San Andres formation in the Permian Basin. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain all but the initial $3 million due pursuant to the terms of the Stock Purchase Agreement; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Camber's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.